Exhibit 16



                           ARTHUR ANDERSEN LETTERHEAD





                                  March 5, 2001





Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir/Madam:

                  We have read Item 4 included in the Form 8-K dated March 5, 2001 of MyWeb Inc.com to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours faithfully,

/s/ illegible



cc:  Mr. Roger Koh, Chief Financial Officer, MyWeb Inc.com






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